ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	20090421778-10
Ross Miller	Filing Date and Time
Secretary of State	05/19/2009 10:00 AM
State of Nevada	Entity Number
	E0267982009-0

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: CSC SERVICES OF NEVADA, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 250,000,000 Par value per share: $ 0.0001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) ALAN KWONG (Name) 13758 LAKE CITY WAY NE #100 (Street Address) SEATTLE (City) WA (State) 98125 (Zip Code) 2) KELVIN CHENG (Name) 13758 LAKE CITY WAY NE #100 (Street Address) SEATTLE (City) WA (State) 98125 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	CSC SERVICES OF NEVADA, INC. (Name) X C. Wordgst (Incorporator Signature) 502 EAST JOHN STREET (Address) CARSON CITY (City) NV (State) 89706 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X C. Wordgst (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) 5/14/09 (Date)

This form must be accompanied by appropriate fees.